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                                                                  EXHIBIT 10(s)

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                                SUPPLY AGREEMENT

                                     BETWEEN

                           DUSA PHARMACEUTICALS, INC.

                                 AND MEDAC GMBH

                                   DATED AS OF

                                DECEMBER 30, 2002

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AMENDED.



                                TABLE OF CONTENTS

PRELIMINARY STATEMENTS                                                       1

1.   DEFINITIONS                                                             1

2.   REPRESENTATIONS AND WARRANTIES                                          4

3.   LICENSE AND TRADEMARKS                                                  5

4.   JOINT MANUFACTURING COMMITTEE                                           5

5.   SUPPLY OF PRODUCT                                                       5

6.   PAYMENTS AND REPORTS                                                   10

7.   ADVERSE REACTION REPORTING                                             11

8.   CONFIDENTIALITY                                                        11

9.   INDEMNIFICATIOn                                                        12

10.  INSURANCE                                                              13

11.  TERM; TERMINATION                                                      14

12.  FORCE MAJEURE                                                          15

13.  MISCELLANEOUS                                                          15


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AMENDED.



                                LIST OF EXHIBITS

EXHIBIT 1.6       THE COMPOUND

EXHIBIT 1.26      THE SPECIFICATIONS

EXHIBIT 5.3       COST OF PRODUCT

EXHIBIT 7.1       DRUG SAFETY AGREEMENT

                                      -ii-

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AMENDED.



                                SUPPLY AGREEMENT

     THIS SUPPLY AGREEMENT (this "Agreement") dated as of December 30, 2002, is entered into by and between DUSA Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of New Jersey, having offices at 25 Upton Drive, Wilmington, Massachusetts 01887 ("DUSA"), and medac Gesellschaft fur klinische Spezialpraparate mbH, a limited liability company organized and existing under the laws of the Republic of Germany, having offices located at Fehlandtstrasse 3, 20354 Hamburg, Germany ("medac").



                             PRELIMINARY STATEMENTS

     WHEREAS, medac has developed, and its newly formed affiliate, Photonamic GmbH & Co. KG ("PN") owns, and/or has exclusive rights to, certain pre-clinical and clinical data, technology and know-how in existence as of the Effective Date relating to the Compound and its use in the Field; and

     WHEREAS, DUSA has developed and owns, and/or has exclusive rights relating to the Compound in the Territory; and

     WHEREAS, DUSA and medac and PN desire to collaborate on the completion of the development and commercialization of certain products using the Compound for application inside and outside the Field and DUSA and PN have entered into a separate agreement of even date herewith (the "License and Development Agreement"), all on the terms and conditions set forth in such License and Development Agreement; and

     WHEREAS, medac wishes to supply DUSA with DUSA's requirements of Products (as defined below) for use within and outside the Field.

     NOW, THEREFORE, in consideration of the Preliminary Statements and the mutual agreements and covenants set forth in this Agreement, the Parties agree as follows:

1. DEFINITIONS: As used in this Agreement, the following terms shall have the meanings set forth in this Section 1 unless context dictates otherwise:

     1.1 "Additional Indication" shall have the meaning assigned to such term in
Section 1.1 of the License and Development Agreement.

     1.2 "Affiliate," shall mean any entity controlling, controlled by, or under common control with any Party. For these purposes, "control" shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least [ * ] percent ([ * ]%) of the voting securities or other ownership interest of an entity.

                                      -1-

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     1.3 "Barrett's Indication" shall mean the use of photodynamic therapy for the treatment of Barrett's esophagus, low grade dysplasia of the esophagus, and high grade dysplasia of the esophagus.

     1.4 "Breaching Party" shall mean the Party which has materially breached or defaulted in the performance of any of its material obligations under this Agreement.

     1.5 "cGMP" shall mean current Good Manufacturing Practice as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto.

     1.6 "Compound" shall mean the chemical compound 5-aminolevulinic acid HCl, as more particularly described on Exhibit 1.6 hereto.

     1.7 "Confidential Information" shall have the meaning assigned to such term in Section 8.1.

     1.8 "Cost of Product" shall mean the price DUSA has to pay for each unit of the Product as defined in Section 5.3, which price includes [ * ].

     1.9 "Current Forecast" shall have the meaning assigned to such term in
Section 5.5.

     1.10 "Effective Date" shall mean the date of this Agreement stated above.

     1.11 "FDA" shall mean the United States Food and Drug Administration, or any successor thereto.

     1.12 "Field" shall mean fluorescence-guided resection of glioblastoma or other brain cancers.

     1.13 "First Commercial Sale" shall mean, with respect to each Product, the first sale for which payment has been received for use or consumption by the end user of such Product in any country in the Territory or ROW by DUSA after all required Registrations have been granted, or such sale is otherwise permitted, by the Regulatory Authority in such country, excluding samples, compassionate use and the like.

     1.14 "Force Majeure" shall have the meaning assigned to such term in
Section 12.

     1.15 "Inability to Supply" shall mean medac's failure for any reason to adequately supply DUSA's requirements of the Product as required pursuant to
Section 5, [ * ]. [ * ] shall not be deemed an Inability to Supply but shall oblige medac and DUSA to establish the JMC immediately after the occurrence of [ * ] in order to ensure a continuing source of supply within the shortest possible timeframe using commercially reasonable best efforts.

     1.16 "Initial Term" shall have the meaning assigned to such term in Section 11.1.

     1.17 "Invention" shall mean any new or useful process, manufacture, compound or composition of matter relating to the production of the Compound or a Product (including, without limitation, the formulation, delivery or use thereof in the Field), whether patentable or unpatentable, or any improvement thereof, that is conceived or first reduced to practice or demonstrated to have utility during the term of this Agreement.

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AMENDED.

     1.18 "Joint Manufacturing Committee" or "JMC" shall mean the committee the Parties shall establish to oversee the manufacturing activities and formulate strategic manufacturing and capacity plans.

     1.19 "Know-how" shall mean any and all Inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies and skill (including confidential data and Confidential Information), whether patented or unpatented, patentable or unpatentable, that is generated, owned or controlled by medac at any time before or during the Term of this Agreement relating to, derived from, or useful for the manufacture, use or sale of the Compound or the Product(s) in any country in the Territory or ROW, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product formulae and formulations, manufacturing processes and methods and specifications.

     1.20 "Manufacturing License" shall have the meaning assigned to such term in Section 5.12.

     1.21 "Manufacturing Standards" shall mean, with respect to any Product, cGMP and such additional manufacturing specifications or standards as may be established by any Regulatory Authority from time to time, it being understood that at the Effective Date, the FDA has not inspected medac's suppliers with respect to their manufacture of the Product.

     1.22 "Party" shall mean DUSA or medac and, when used in the plural, shall mean DUSA and medac.

     1.23 "Product" shall mean, individually or collectively, the [ * ] formulation of the Compound currently in medac's clinical trials in the Field, any [ * ] formulations of the Compound and/or the [ * ] formulation of the Compound to be developed pursuant to the Development Program (as defined and described in the License and Development Agreement), as appropriate in the context of the reference.

     1.24 "Regulatory Authority" shall mean the FDA in the U.S., and any health regulatory authority(ies) in any country in the Territory or ROW that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a Product in such country, and any successor(s) thereto and any other state or local health regulatory authorities having jurisdiction for any activities contemplated by the Parties.

     1.25 "Renewal Term" shall have the meaning assigned to such term in Section 11.1.

     1.26 "Specifications" shall mean, with respect to each formulation of the Product, the specifications for such formulation of the Product and such other packaging and labeling specifications as mutually agreed upon by the Parties, in writing, and attached hereto and made a part hereof as Exhibit 1.26, as may be amended from time to time.

     1.27 "Substitute Manufacturer" shall have the meaning assigned to such term in Section 5.11.1.

     1.28 "Term" shall have the meaning assigned to such term in Section 11.1.

     1.29 "Territory" shall mean all the United States, [ * ]; provided that, for each individual country, [ * ] at any time prior to or during the Term of this Agreement.

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     1.30 "Testing Methods" shall have the meaning assigned to such term in
Section 5.7.3.

     1.31 "Third Party" shall mean any person who or which is neither a Party nor an Affiliate of a Party.

     1.32 "Third Party Manufacturer" shall have the meaning assigned to such term in Section 5.9.1.

     1.33 "Trademarks" shall have the meaning assigned to such term in Section 3.2.

     1.34 "United States" or "U.S." shall mean the United States of America, including its possessions and territories.

     1.35 "ROW" shall mean the countries of the world other than the countries in the Territory.

     Unless otherwise provided in the Supply Agreement, capitalized terms not defined herein shall have the meaning assigned to them in the License and Development Agreement.


2.   REPRESENTATIONS AND WARRANTIES.

     2.1 Representations and Warranties of Both Parties: Each Party represents and warrants to the other Party, as of the Effective Date, that:

          2.1.1 such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

          2.1.2 such Party is free to enter into this Agreement;

          2.1.3 by entering into this Agreement, such Party will not violate any other agreement to which it is a party; and

          2.1.4 such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

     2.2 Representations and Warranties of medac. medac represents and warrants to DUSA, as of the Effective Date, that:

          2.2.1 during the Term of this Agreement, medac shall not [ * ] the Product [ * ] the Field to any Third Party in the Territory on terms [ * ] and medac shall not [ * ] the Product [ * ] the Field to any Third Party in the Territory as it is [ * ] licensed to DUSA under the License and Development Agreement;

          2.2.2 medac is the owner of, or has exclusive rights to, all of the Know-how in existence on the Effective Date, and has the exclusive right to grant the licenses granted under this Agreement;

          2.2.3 to the best of medac's knowledge, DUSA's commercialization of the Compound and/or the Product in the Field, in accordance with the terms of this Agreement, [ * ] any patent or other proprietary rights in the Territory of any Third Party; and

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AMENDED.

          2.2.4 medac shall cause its suppliers to continue to work towards meeting cGMP as soon as practicable, and medac shall perform or cause to be performed, those activities assigned to it under this Agreement in compliance with cGMP as promulgated by the respective Regulatory Authorities;

     2.3 Representations and Warranties of DUSA. DUSA represents and warrants to medac, as of the Effective Date, that:

          2.3.1 DUSA shall use its commercially reasonable best efforts to perform its obligations under this Agreement; and

          2.3.2 DUSA shall perform such obligations in a manner commensurate with professional standards generally applicable in its industry.


3.   LICENSE AND TRADEMARKS.

     3.1 Commercialization License: medac hereby grants to DUSA an [ * ] license throughout the Territory, and a [ * ] license in the ROW where DUSA is purchasing Product according to Section 5.2, with the right to grant sublicenses, under the Know-how, to use, register, market and sell Products purchased by DUSA under this Agreement; provided, however, that no license to manufacture the Product shall be deemed granted unless the events described in
Section 5.11 have occurred.

     3.2 Trademarks: DUSA shall market the Products throughout the Territory and in the ROW under a trademark or trademarks (collectively, the "Trademarks") selected by DUSA. Except as otherwise expressly provided in this Agreement, DUSA shall own all right, title and interest in and to such Trademarks. All labeling and packaging for all Products to be marketed and sold in the Territory or ROW shall contain the DUSA name or logo not exceeding the prominence of the medac name or logo, should medac's name be required.


4.   JOINT MANUFACTURING COMMITTEE.

     The Parties may, from time to time, as they deem appropriate, establish a Joint Manufacturing Committee to oversee the manufacturing activities and formulate strategic manufacturing and capacity plans relating to the production of the Product, including without limitation with respect to addressing an Inability to Supply and including without limitation a Force Majeure. Either Party may request a meeting of the JMC. The JMC will consist of two (2) representatives from each Party. Decisions of the JMC shall be by consensus, with each Party having, collectively, one (1) vote; provided, however, that if the JMC cannot reach agreement on a matter, the dispute shall be referred to a designated senior executive officer of each Party, who shall meet promptly and negotiate in good faith to resolve the dispute.


5.   SUPPLY OF PRODUCT.

     5.1 Supply in the Field: DUSA shall purchase the Product [ * ] from medac and medac shall supply DUSA with [ * ] the Product for [ * ] use in the Field in the Territory pursuant to Section 5.5.

     5.2 Supply outside the Field: If DUSA, during the term of this Agreement, desires to purchase the Product from medac for other indications outside the Field, the Parties agree to negotiate the terms and conditions for supply of such Product in good faith. medac agrees to advise

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DUSA, in writing, whether or not medac will agree to supply Product to DUSA for its development and commercial needs of any Additional Indication, consistent with the provisions of this Agreement. The Parties also acknowledge and agree that medac shall supply DUSA [ * ] use in the Barrett's Indication pursuant to
Section 5.5. For purposes of clarity, the parties agree that this Agreement shall not [ * ] 5-aminolevulinic acid [ * ].

     5.3 Cost of Product: The cost to DUSA for Product supplied by medac under this Agreement shall be [ * ] per unit, as described on Exhibit 5.3 (the "Cost of Product"), subject to the volume pricing schedule also contained on Exhibit
5.3. The Cost of Product shall remain fixed for [ * ] following the First Commercial Sale and thereafter may be adjusted [ * ] per following consecutive year, provided that, medac gives DUSA at least [ * ] prior written notice of any increase. Such increase shall be limited to the [ * ] during the preceding year.

     5.4 Forecasts: Commencing [ * ] months prior to any anticipated need for clinical supplies or commencing [ * ] months prior to the anticipated commercial launch of a Product in any country in the Territory or ROW, and no later than [ * ], DUSA shall provide medac with a [ * ] forecast of estimated quantities in units, [ * ] anticipated delivery schedules [ * ] for the following twelve (12) month period (i.e., Q1 and the next three calendar quarters ("Q2," "Q3" and "Q4," respectively)), by calendar quarters [ * ]. Such forecasts shall be revised and updated quarterly.

     5.5 Orders: Together with each forecast provided under Section 5.4 (the "Current Forecast"), DUSA shall place its firm order, if any, with medac, setting forth units, by formulation, delivery dates and shipping instructions with respect to each shipment of Product for delivery in Q1 of the Current Forecast. medac shall accept such orders from DUSA, subject to the other terms and conditions of this Agreement. DUSA's orders shall be made pursuant to purchase orders which are in a form mutually acceptable to the Parties, to the extent that such form is not inconsistent with the terms of this Agreement.

          5.5.1 Notwithstanding Section 5.5, DUSA shall, commencing with the First Commercial Sale of the Product, place firm orders with medac for Period 1 and Period 2 below, (each period being successive twelve (12) month periods following the date of the First Commercial Sale) for all formulations of Product(s) which, in the aggregate, shall not be less than the amounts set forth in the following table. During the third quarter of Period 2, the parties agree to negotiate the minimum firm order requirements for Periods 3, and 4, in good faith, based upon [ * ] in Periods 3 and 4, which shall be prepared by the Parties at such time. Notwithstanding the preceding, the minimum firm orders to be set for Period 3 shall be the greater of (a) the [ * ] ordered during (i) Period 1, and (ii) the first two (2) quarters of Period 2 or (b) [ * ] units. Thereafter, the parties shall negotiate the minimum firm order requirements for each successive two (2) year period during the third quarter of the last period for which minimum firm orders have been established (i.e., Periods 5 and 6 in the third quarter of Period 4; Periods 7 and 8 in the third quarter of Period 6; etc.), in good faith, based upon [ * ] in such two (2) year period, which shall be prepared by the Parties at the time such minimum firm orders are to be set; which in no case shall be less than [ * ] units.

----------------------------------------------------
PERIOD                          AGGREGATE UNITS
----------------------------------------------------
   1                                  [ * ]
----------------------------------------------------
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
----------------------------------------------------
PERIOD                          AGGREGATE UNITS
----------------------------------------------------
   2                                  [ * ]
----------------------------------------------------
   3                                  [ * ]
----------------------------------------------------
   4                                  [ * ]
----------------------------------------------------

----------------------------------------------------

          5.5.2 In the event that DUSA submits orders for Product with respect to any twelve (12) month period following the date of the First Commercial Sale for less than the minimum quantity of Product that DUSA is required to purchase under this Section 5, then:

                (a) DUSA shall [ * ] within thirty (30) days of the end of such twelve (12) month period, the [ * ] and (ii) the [ * ] to medac upon the purchase of the minimum quantities set forth above; and

                (b) the Parties shall negotiate, in good faith, [ * ] which have been set by the Parties prior to the shortfall.

     5.6 Delivery: medac shall [ * ] to ship quantities of Product that medac is obligated to supply pursuant to Section 5.5 on the dates specified in DUSA's purchase orders submitted and accepted in accordance with Section 5.5 and [ * ]. All Product delivered pursuant to the terms of this Agreement shall be suitably packed for shipment by medac, marked for shipment to the destination point indicated in DUSA's purchase order, and shall be accompanied by the documentation specified in Section 5.7. DUSA shall designate only one (1) shipping destination in each country in the Territory or ROW at least thirty
(30) days prior to launch of a Product in such country. All shipments of Product shall be [ * ] at the relevant DUSA site. The carrier shall be selected by medac. The shipping packaging used by medac shall be in accordance with good commercial practice with respect to protection of the Product during transportation. All shipping shall be [ * ]. medac will be responsible for [ * ] of the Products during the transportation [ * ]. Notwithstanding the language in this Section 5.6, the parties recognize that medac may not [ * ] the Product
[ * ], or DUSA may wish to [ * ] in the United States. Therefore, medac and DUSA shall decide no later than the date of issuance of the final report by PN to DUSA of the Phase III Clinical Trial which Party, [ * ] the Product or whether a Third-Party should be engaged [ * ]. Should DUSA [ * ], the parties agree to
[ * ] to reflect the added responsibility of DUSA.

     5.7 Conformity; Specifications; Quality Control; Inspections:

          5.7.1 Subject to Section 1.15, medac shall ensure that all quantities of Product supplied by medac, or any Third-Party Manufacturers, pursuant to this
Section 5.7.1 will comply with the Specifications and applicable Manufacturing Standards as demanded by the FDA or the corresponding Regulatory Authority in the Territory or ROW and shall ensure that it and its Third-Party Manufacturers adhere to all applicable governmental laws and regulations relating to the manufacture, sale and shipment of Product at the time it is shipped by medac to DUSA. With respect to clinical supplies, medac will comply with the FDA Guidelines represented in its memorandum entitled "Human Drug cGMP Notes" (Volume 7, Number 3) dated September, 1999, as may be amended by FDA. Furthermore, medac shall file and maintain with the FDA the Drug Master File ("DMF") under which medac manufactured clinical supplies of the Product during all times that the FDA requires such DMF. medac agrees that it will notify DUSA [ * ] of incidents pertaining to the manufacture of the Product that would require notification to the

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FDA. medac shall provide written notice to DUSA of any supplement or amendment to any DMF covering the Product prior to filing such document with the FDA.

          5.7.2 DUSA shall have the right to change the Specifications, from time to time, to accommodate the demands or requests of the FDA or the corresponding Regulatory Authority in the Territory or ROW at any time during the term of this Agreement on not less than [ * ] prior written notice to medac. medac shall [ * ] such changes, provided that DUSA agrees [ * ] in implementing such additional standards and specifications (i.e., in addition to the Cost of Product) medac shall be entitled to include [ * ] submitted to DUSA pursuant to
Section 6.1, from time to time. In addition, changes to the Specifications other than those required by any Regulatory Authority shall be made only upon the mutual consent of the Parties.

          5.7.3 medac shall conduct, or cause to be conducted [ * ], quality control testing of Product prior to shipment, in accordance with the Specifications and applicable Manufacturing Standards as are in effect from time to time and such other quality control testing procedures agreed to by the Parties from time to time (collectively, the "Testing Methods"). medac or its designee shall retain records pertaining to such testing. Each shipment of Product hereunder shall be accompanied by a certified quality control protocol and certificate of analysis for each lot of Product therein as well as such customs and other documentation as is necessary or appropriate.

          5.7.4 medac shall provide to DUSA (i) [ * ], copies of results of initial stability testing for any batch of Product manufactured during the preceding quarter, and (ii) copies of all ongoing stability test data on a quarterly basis. Any significant trends should be promptly reported.

          5.7.5 DUSA shall have the right, at reasonable times and upon reasonable notice, to inspect all facilities at which Product is manufactured pursuant to this Section 5.7.5, (i) as may be required by said Regulatory Authorities, such as annual cGMP audits pursuant to 21 CFR 211, (ii) in order to conduct a pre-approval inspection prior to filing a Registration Application in any country in the Territory or ROW, (iii) as part of a pre-inspection prior to any scheduled inspection by a Regulatory Authority, and/or (iv) for compliance with regulatory requirements in the event any Product fails to meet the Specifications, if and as far as required by the Regulatory Authorities. medac shall permit representatives of any Regulatory Authority to gain access to medac's facilities, books and records and shall cause any Third-Party Manufacturer to allow access to such Third-Party Manufacturer's facilities, books and records as may be necessary or required. medac shall notify DUSA as soon as medac becomes aware of any proposed inspection and promptly provide DUSA with copies of any reports or observations made by such Regulatory Authorities.

          5.7.6 medac agrees to retain samples of the Product in accordance with the requirements of the FDA as set forth in 21 CFR 211.170, as may be amended from time to time, or any other applicable Regulatory Authority. DUSA agrees
[ * ] associated with such compliance. [ * ] by DUSA within [ * ] from receipt of medac's [ * ] for same which shall include [ * ] as may be necessary to support [ * ].

     5.8 Acceptance/Rejection; Interim Replacement:

          5.8.1 DUSA shall test or cause to be tested Product supplied under this Section 5 in accordance with DUSA's customary procedures within [ * ] days of its receipt at DUSA's facilities or that of its designee. DUSA or its designee shall have the right to reject within said [ * ] days any shipment of Product made to it under this Agreement that does not meet the Specifica-

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tions and applicable Manufacturing Standards when received by it at such destination when tested in accordance with the Testing Methods.

          5.8.2 All claims of non-conforming Product shall be accompanied by a report of analysis (including a sample of the Product from the shipment analyzed) of the allegedly non-conforming Product that shall have been made by DUSA or its designee, using the Testing Methods.

          5.8.3 If medac does not reasonably agree that the Product is non-conforming, the report of analysis referenced in Section 5.8.2 above shall be referred to the JDC (under the License and Development Agreement), and the resolution of the matter shall be determined according to Section 3.4 of the License and Development Agreement.



          5.8.4 Notwithstanding any other provision of this Agreement, DUSA shall not be required [ * ] of Product that [ * ], but DUSA shall be obligated to [ * ]. In the event that DUSA pays for a shipment of Product and subsequently rejects such shipment in accordance with the terms of this Agreement, DUSA shall be entitled to [ * ] with respect to such rejected shipment. Any such [ * ] to medac from DUSA.

     5.9 [ * ]:

          5.9.1 The Parties acknowledge and agree that medac currently [ * ] for the Compound and intends to satisfy its supply obligations to DUSA hereunder through [ * ]. medac shall ensure that all such [ * ] comply with the applicable Manufacturing Standards in effect from time to time.

          5.9.2 In the event that medac intends to make arrangements to manufacture Product and/or its components, perform services or supply facilities or goods (including, without limitation, the Compound) in connection with the manufacture, testing and/or packaging of the Product [ * ], medac shall immediately notify DUSA thereof. DUSA may call a meeting of the JMC to discuss the matter in order to provide compliance with Regulatory Authorities and to ensure a secure source of supply of Product to DUSA.

          5.9.3 medac acknowledges and agrees that [ * ] shall be subject to
Section 5.7. and that use of [ * ] the Product shall not relieve medac of its obligations under Section 5.7.

     5.10 Shortage of Supply:

          5.10.1 medac shall notify DUSA: (i) as promptly as possible, but in no event more than [ * ] after medac's receipt of a firm order from DUSA as provided in Section5.5, or (ii) immediately upon becoming aware of an event of Force Majeure under Section 12 or any other event that would render medac unable to supply the quantity of Product to DUSA that medac is required to supply hereunder, if medac is unable to supply such quantities of Product. In such event, medac shall [ * ] to remedy such shortage.

          5.10.2 In the event that medac is unable to supply both DUSA's requirements of Product and medac's and Third Parties' requirements for Product due to Force Majeure or otherwise, medac shall [ * ], so that DUSA receives at least [ * ] of such available supplies, as determined from reasonable forecasts (taking into consideration past sales and sales performance against forecast) for the Product.

                                      -9-
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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          5.10.3 In addition to any other remedies set forth in this Agreement, medac agrees that if it [ * ] of Products and a shortage of supply to DUSA, any of its Affiliates or sublicensees, if any, results, medac shall [ * ].

     5.11 Inability to Supply; Election of Remedies.

          5.11.1 In the event of an Inability to Supply [ * ], the Parties shall establish a JMC within [ * ] of the first such occurrence so that the Parties may resolve the situation as quickly as reasonably possible. If [ * ] days after formation of the JMC, medac has not been able to cure its Inability to Supply
[ * ] DUSA may (i) [ * ] giving [ * ] days notice under Section 11.4.2 or (ii)
[ * ] DUSA's requirements for the Product under this Agreement. In this case, medac shall grant the Manufacturing License to DUSA to manufacture Product either itself and/or by its Substitute Manufacturer. The Manufacturing License shall continue until such time as medac [ * ], not to exceed [ * ] years.

          5.12 Right to Manufacture: In the event that DUSA is entitled to manufacture (or have manufactured) the Product under Section 5.11, medac hereby grants to DUSA, and DUSA hereby accepts, [ * ] license (a "Manufacturing License") under the Know-How and Licensed Technology necessary to make, have made, use and sell Product for such of DUSA's requirements (and the requirements of its Affiliates and sublicensees) in the Territory or ROW. Such Manufacturing License shall be subject to all other terms and conditions of this Agreement. In such event: (i) medac shall provide to DUSA copies of all documentation within medac's possession and control that is reasonably necessary for DUSA to manufacture (or have manufactured) Product, including its DMF; (ii) upon DUSA's need to utilize such Manufacturing License, medac shall provide such technical assistance within medac's possession and control to DUSA as is reasonably necessary to enable DUSA to manufacture (or have manufactured) Product in accordance with the Specifications and Manufacturing Standards; (iii) to the extent that DUSA manufactures (or has manufactured) Product pursuant to the Manufacturing License, DUSA shall be [ * ]; (iv) medac shall reasonably cooperate with DUSA to establish an alternative supply, including locating qualified Third Party Manufacturers and sources of materials; and (v) medac shall [ * ], as well as any other information which is necessary or desirable in order for DUSA to make full use of the Manufacturing License provided under this
Section 5.12.

          5.13 Inventory: In order to minimize the consequences of a Inability to Supply to the Parties, medac shall maintain in inventory a supply of raw materials or finished product equal to [ * ].


6.   PAYMENTS AND REPORTS.

     6.1 Payments: medac shall submit invoices to DUSA for the Cost of Product promptly after each shipment of Product. Except as provided in Section 5.8, payments shall be made by DUSA without any deduction within thirty (30) days after the invoice date.

     6.2 Mode of Payment: All invoices submitted by medac shall be stated [ * ]. DUSA shall make all payments required under this Agreement as directed by medac from time to time, net of [ * ].

     6.3 Taxes:

          6.3.1 In the event that DUSA is required to withhold any tax to the tax or revenue authorities in any country in the Territory or ROW regarding any payment to medac due to the

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

laws of such country, such amount shall be deducted from the payment to be made by DUSA, and DUSA shall promptly notify medac of such withholding and, within a reasonable amount of time after making such deduction, furnish medac with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

          6.3.2 If medac has the legal obligation to collect and/or pay any sales, use, excise or value added taxes, the appropriate amount shall be added to DUSA's invoice and paid by DUSA, unless DUSA provides medac with a valid tax exemption certificate authorized by the appropriate taxing authority.


7.   ADVERSE REACTION REPORTING.

     7.1 Each Party responsible for any regulatory compliance relating to the Compound or Product agrees to comply with the Drug Safety Agreement ("DSA") attached to and made a part of this Agreement as Exhibit 7.1; provided, however, if there are any ambiguities or inconsistencies between the terms of the DSA and the requirements of a Regulatory Authority, or if the requirements of a Regulatory authority are more stringent in any respect, then the provisions, rules and regulations of the Regulatory Authority shall apply and the Parties shall cooperate with each other in order that compliance occurs in a timely manner.

     7.2 Investigation, Recall: In the event that the Regulatory Authority in any country in the Territory or ROW shall allege or prove that the Product does not comply with applicable rules and regulations in such country, DUSA shall notify medac immediately and both Parties shall cooperate fully regarding the investigation and disposition of any such matter. If DUSA is required or should deem it appropriate to recall the Product and such recall is due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, or breach of representation and warranty including, but not limited to, non-compliance with cGMP, by, medac, then and in such event medac shall bear all reasonable [ * ] associated with such recall, [ * ]. Otherwise, DUSA shall [ * ].


8.   CONFIDENTIALITY.

     8.1 Use; Non-Disclosure: Each Party shall maintain strict confidentiality of all commercial, scientific, medical and technical information and knowledge acquired in the performance of this Agreement or disclosed by one Party to the other Party during the Term ("Confidential Information") and shall use such Confidential Information only for the purposes intended by this Agreement. Both Parties shall obligate their affiliates, directors, employees, officers, representatives and agents to respect said confidentiality. The obligations of the Parties under this Section 8 shall survive the expiration of this Agreement, or termination of this Agreement regardless the manner of such termination, for a period of [ * ] years.

     8.2 Exclusions: The foregoing obligations shall not apply to any information which:

          8.2.1 was known by the receiving Party as evidenced by its prior written records prior to the time it was received from the disclosing Party;

          8.2.2 was known to the public or generally available to the public prior to the time it was received by the receiving Party;

                                      -11-

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                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          8.2.3 becomes known to the public or generally available to the public without the receiving Party being responsible therefor;

          8.2.4 was received by the receiving Party at any time from a Third Party who is under no obligation to maintain the confidentiality of such information;

          8.2.5 was independently developed by the receiving Party and can be shown to have been so developed without reliance on or with reference to any Confidential Information from the disclosing Party.

     8.3 Permitted Disclosure: The obligations under this Section 8 shall not hinder the receiving Party from forwarding to the appropriate governmental authorities including, but not limited to, the Regulatory Authorities, any Confidential Information that has to be disclosed in connection with registration and/or sale or use of the Product.

     8.4 Exceptions to Obligation: The restrictions contained in Section 8.1 shall not apply to Confidential Information that: (i) is submitted by the recipient to governmental authorities to facilitate the issuance of Registrations for the Product, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by the recipient to Third Parties under confidentiality provisions at least as stringent as those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, clinical marketing trials and, with respect to DUSA, to Third Parties who are sublicensees or other development/marketing partners of DUSA with respect to any of the subject matter of this Agreement; or
(iii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party's Confidential Information such Party will, except where impracticable for necessary disclosures (for example, to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

     8.5 Limitations on Use: Each Party shall limit the use, and cause each of its Affiliates and its sublicensees, if any, to limit the use, of any Confidential Information obtained by such Party from the other Party, its Affiliates or its sublicensees, pursuant to this Agreement or otherwise, so that such use is solely in connection with the activities or transactions contemplated hereby.

     8.6 Remedies: Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other Party, its Affiliates and/or its sublicensees from any violation or threatened violation of this Section 8.


9.   INDEMNIFICATION

     9.1 Indemnification by DUSA: DUSA shall indemnify, keep indemnified, defend and hold harmless medac and its Affiliates, and their respective directors, officers, employees and agents, from and against [ * ] howsoever arising, whether in tort, contract or as a result of breach of statutory duty or otherwise and whether or not foreseeable [ * ] arising out of or resulting from:

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          9.1.1 negligence, recklessness or wrongful intentional acts or omissions of DUSA, its Affiliates or its sublicensees, if any, and their respective directors, officers, employees and agents, in connection with DUSA's fulfillment of its obligations under this Agreement;

          9.1.2 any breach of any representation or warranty made by DUSA under this Agreement.

     9.2 Indemnification by medac: medac shall indemnify, keep indemnified, defend and hold harmless DUSA, its Affiliates, its sublicensees and distributors, and their respective directors, officers, employees and agents, from and against [ * ] howsoever arising, whether in tort, contract or as a result of breach of statutory duty or otherwise and whether or not foreseeable [ * ] arising out of or resulting from:

          9.2.1 negligence, recklessness or wrongful intentional acts or omissions of medac or its Affiliates, and their respective directors, officers, employees and agents, in connection with medac's fulfillment of its obligations under this Agreement;

          9.2.2 any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of any manufacture, use, distribution or sale of the Compound or the Product by medac or its Affiliates due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of medac or its Affiliates, and their respective directors, officers, employees and agents, except, in each case, to the comparative extent such claim arose out of or resulted from any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of DUSA, its Affiliates or its sublicensees, and their respective directors, officers, employees and agents; or

          9.2.3 any breach of any representation or warranty made by medac under
Section 2.

     9.3 Notice of Indemnification: In the event that any person (an "Indemnitee") entitled to indemnification under Section 9.1 or Section 9.2 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

     9.4 Complete Indemnification: As the Parties intend complete indemnification, all costs and expenses incurred by an Indemnitee in connection with enforcement of Sections 9.1 and 9.2 shall also be reimbursed by the indemnifying Party.


10.  INSURANCE

     Both parties shall obtain by the date of the first purchase of Product under this Agreement and shall continue to maintain, at its cost, so long as the Product is commercialized in the Territory or wherever sold in the ROW, a general liability/product liability insurance policy providing coverage of [ * ]. Both parties shall alternatively have the right to satisfy the obligation for any insurance under this Section 10 through a reasonable program of self-insurance. Both Parties shall provide written evidence of such insurance coverage to the other Party upon request.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.  TERM; TERMINATION

     11.1 Term: This Agreement shall become effective as of the Effective Date and shall remain in full force and effect for a period of ten (10) years from the date of receipt of the First Commercial Sale in any country in the Territory, unless earlier terminated pursuant to one of the other provisions of
Section 11 (the "Initial Term"). Following expiration of the Initial Term the Agreement shall be automatically renewed for successive one (1) year renewal periods (each, a "Renewal Term"); provided, however, that at any time following expiration of the Initial Term either Party shall have the right to terminate this Agreement upon [ * ] written notice (The Initial Term and all Renewal Terms, or parts thereof, collectively, the "Term").

     11.2 Termination for Insolvency: Notwithstanding the language contained in
Section 11.1, each Party is entitled to terminate this Agreement giving [ * ] days notice in the event that the other Party is adjudicated insolvent, a receiver or trustee is appointed for substantially all of its assets a Party makes a general assignment for the benefit of its creditors or the Party enters into liquidation.

     11.3 Termination for Cause: Either Party (the "Non-breaching Party") may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, in whole or in part, in the event the other Party (the "Breaching Party") shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [ * ] days after written notice thereof was provided to the Breaching Party by the Non-breaching Party (or, if such default cannot be cured within such [ * ] period, if the Breaching Party does not commence and diligently continue actions to cure such default during such [ * ]day period). Any such termination shall become effective at the end of such [ * ]day period unless the Breaching Party has cured any such breach or default prior to the expiration of such [ * ]day period (or, if such default cannot be cured within such [ * ]day period, if the Breaching Party has commenced and diligently continued actions to cure such default). The right of either Party to terminate this Agreement as provided in this Section 11.3 shall not be affected in any way by such Party's waiver or failure to take action with respect to any previous default.

     11.4 Termination for Other Reasons:

          11.4.1 DUSA may terminate this Agreement under Section 5.11 by giving medac [ * ] days prior written notice.

          11.4.2 DUSA may terminate this Agreement for any reason by giving medac [ * ] prior written notice, provided that such notice may not be given unless DUSA has provided notice of termination to PN, under the License and Development Agreement under Section 13 thereof.

     11.5 Effect of Expiration or Termination: Following any termination by DUSA or the expiration of the Term of this Agreement, medac shall, for a period of [ * ], continue to provide DUSA with its requirements of any formulation of the Product for use in the Field and in the Barrett's Indication and for use in any other indications agreed to between the parties pursuant to Section 5.2., if applicable, in accordance with the provisions of Section 5.

     11.6 Accrued Rights; Surviving Obligations:

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          11.6.1 Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.


12.  FORCE MAJEURE

     Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to Force Majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, Force Majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event DUSA or medac, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and the thirty (30) days thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure.


13.  MISCELLANEOUS

     13.1 Relationship of Parties: Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     13.2 Assignment: Neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party hereto, except that each Party may assign its rights and transfer its duties hereunder to any assignee of all or substantially all of its business (or that portion thereof to which this Agreement relates), in the event of such Party's merger, consolidation or involvement in a similar transaction or in the event of the purchase of in excess of fifty percent (50%) of the voting securities of a Party by such assignee. No assignment and transfer shall be valid or effective unless done in accordance with this Section 13.2 and unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

     13.3 Books and Records: Any books and records to be maintained under this Agreement by a Party or its Affiliates or sublicensees shall be maintained in accordance with the generally accepted accounting principles of each such Party's country of formation, consistently applied.

     13.4 Further Actions: Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     13.5 Notices:

          13.5.1 Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

          In the case of DUSA, to:

               DUSA Pharmaceuticals, Inc.
               25 Upton Drive
               Wilmington, Massachusetts 01887
               Attention:  D. Geoffrey Shulman, President
               Facsimile No.: 978-657-9193
               Telephone No.: 978-657-7500


          In the case of medac, to:

               medac GmbH
               Fehlandstrasse 3
               20354 Hamburg
               Attention: Jorg Hans, Managing Director
               Facsimile No.: 0049-4103-8006-100
               Telephone No.: 0049-4103-8006-521

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth (5th) business day after such notice or request was deposited with the U.S. or German Postal Service, as the case may be.

          13.5.2 All correspondence, notices and other communications of any kind whatsoever given between the Parties, including, without limitation, all data, information and reports relating to the manufacture of Products, shall be promptly provided to the other Party in English, or as an English translation thereof, as the case may be.

     13.6 Use of Name: Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party (including, without limitation, the Trademarks) for any purpose in connection with the performance of this Agreement.

     13.7 Public Announcements: Neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without first providing the other Party with a copy of the proposed public announcement for its review at least three (3) days before the scheduled release date of the announcement.

     13.8 Waiver: A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obliga-

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

tions and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

     13.9 Compliance with Law: Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Product sold under this Agreement without compliance with applicable laws.

     13.10 Severability: When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     13.11 Amendment: No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

     13.12 Governing Law; [ * ] Original Controlling; Venue: This Agreement shall be governed by and interpreted in accordance with the laws of [ * ] without regard to conflicts of law principles. The English original of this Agreement shall prevail over any translation hereof. The place of venue shall be [ * ].

     13.13 Entire Agreement: This Agreement, together with the schedules and exhibits hereto, along with the License and Development Agreement, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

     13.14 Parties in Interest: All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

     13.15 Descriptive Headings: The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     13.16 Counterparts: This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

DUSA PHARMACEUTICALS, INC.                        MEDAC GMBH

By:                                               By:

/s/ D. Geoffrey Shulman                           [ * ]
-------------------------------------             -------------------------------------

D. Geoffrey Shulman, MD, FRCPC                    [ * ]
President and Chief Executive Officer             -----
                                                  [ * ]
                                                  -----


                                                  By:


                                                  [ * ]
                                                  -------------------------------------

                                                  [ * ]
                                                  -----
                                                  [ * ]
                                                  -----


                                                  By:


                                                  [ * ]
                                                  -------------------------------------

                                                  [ * ]
                                                  -----
                                                  [ * ]
                                                  -----

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                   EXHIBIT 1.6

                                  THE COMPOUND

NAME AND STRUCTURE


NAME OF ACTIVE SUBSTANCE:           5-Aminolevulinic acid hydrochloride
(INN)


CHEMICAL NAME:                      5-Amino-4-oxo-pentanoic acid hydrochloride


SYNONYMS:                           5-Aminolevulinic acid hydrochloride,
                                    (delta)-Aminolevulinic acid hydrochloride


ABBREVIATIONS:                      5-ALA, (delta)-ALA, 5-ALS



EMPIRICAL FORMULA:                  C(5)H(9)NO(3) - HCl



MOLECULAR WEIGHT:                   167.59 g/mol
                                    (5-Aminolevulinic acid  hydrochloride)


STRUCTURAL FORMULA:                 (STRUCTURAL FORMULA GRAPHIC)

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                  EXHIBIT 1.26

                               THE SPECIFICATIONS

                    5-AMINOLEVULINIC ACID HYDROCHLORIDE[ * ]
                                   (June 2002)


Description                                                [ * ]

Identity 5-aminolevulinic acid hydrochloride
- IR - spectrum                                            [ * ]
- HPLC
- Chlorid
Reconstitution time                                        [ * ]

Clarity of solution (E.P.)                                 [ * ]

Color of solution (E.P., method 1)                         [ * ]

Visible Particles                                          [ * ]

Water (KF)                                                 [ * ]

pH [ * ]                                                   [ * ]

Uniformity of mass (E.P.)                                  [ * ]

Average weight                                             [ * ]

Purity [ * ]                                               [ * ]
[ * ]                                                      [ * ]
[ * ]                                                      [ * ]
[ * ]

Residual solvents
[ * ]                                                      [ * ]

Assay
[ * ]                                                      [ * ]

Sterility                                                  [ * ]

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  Bacterial endotoxins                                       [ * ]


                                   EXHIBIT 5.3

                                 COST OF PRODUCT



A unit of Product during the Term shall mean each [ * ] of the Product containing (i) not less than [ * ] of the Compound as the active pharmaceutical ingredient ("API"), (ii) but not more than [ * ] of the Compound as the API. A unit of Product on the Effective Date shall mean a [ * ] of Product containing [
* ] of API.

In the event that DUSA determines that a unit of Product needs to contain more than [ * ] of the Compound as the API, the Parties agree, subject to the provisions set forth in Section 5.7.2, that the Cost of Goods shall be adjusted to include [ * ] to medac for [ * ] on a per unit basis, which adjustment shall be fully documented and submitted to DUSA for its review and approval.

Pricing Per [ * ] Based On Annual Volumes:

Number of [ * ]                  Price per Unit
---------------                  --------------
Up to [ * ]                         $ [ * ]

From [ * ]                          $ [ * ]

From [ * ]                          $ [ * ]

From [ * ]                          $ [ * ]

All amounts above [ * ]             $ [ * ]

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                   EXHIBIT 7.1

                              DRUG SAFETY AGREEMENT



                              DRUG SAFETY AGREEMENT

             STANDARD AGREEMENT ON EXCHANGE OF PHARMACOVIGILANCE AND

                             REGULATORY INFORMATION


--------------------------------------------------------------------------------
MEDAC GMBH                              DUSA PHARMACEUTICALS, INC.

Fehlandtstrasse 3                       25 Upton Drive
D-20354 Hamburg                         Wilmington, Massachusetts 01887
Germany                                 USA
--------------------------------------------------------------------------------


- This drug safety agreement was drawn up by MEDAC GMBH (hereinafter referred to as the < < Licensor > >) and DUSA (hereinafter referred to as < < Licensee > >).

- Photonamic and DUSA are parties to a Licensing and Development contract on 5-ALA (5-aminolevulinic acid) hereinafter referred to as the < < Product
     > >). The Pharmacovigilance is performed by medac Gesellschaft fuer klinische Spezialpraeparate mbH in charge of Photonamic (see Article 12).

-    Territories: as listed in the "Licensing and Development contract":
     Photonamic Territory: Any country other than DUSA's territories. DUSA
     Territory: United States and [ * ].



The parties have mutually agreed :





ARTICLE 1 - EXPEDITED REPORTING

1.1 Each party shall report to the other party Serious Adverse Drug Reactions regarding the Product within a maximum of [ * ] from being received by either party.

1.2  The same time frames apply to the follow-up reports.

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3 The Licensee will report to its Authorities all Serious Adverse Drug Reactions occurring in the DUSA Territory regarding the Product, and will send copies to the Licensor.

1.4 The Licensor will report to the Licensee all Serious Adverse Drug Reactions occurring in the Photonamic Territory and [ * ] regarding any other Photonamic medicines containing the same active compound as the Product when transmitted by Photonamic's Licensees, for purposes of information.

1.5 The Licensor will send to the Licensee copies of all reports of Serious Adverse Drug Reactions (expected and unexpected) occurring outside the European Union regarding any other Photonamic medicines containing the same active compound as the Product. The Licensee will report the Unexpected Serious Adverse Drug Reactions to its Authorities, using medac's case number.

1.6 Each party shall ensure parallel reporting to the Regulatory Authorities of all local and foreign expedited reports in their respective countries in which a marketing authorization or a marketing license is granted, according to the requirements of the applicable laws and regulations in such countries.

1.7 Expedited reporting between the parties shall be conducted according to the definitions of The Rules Governing Medicinal Products in the European Union Volume 9 - Pharmacovigilance; provided, however, that if a Regulatory Authority has a requirement which is stricter than the requirements of The Rules Governing Medicinal Products in the European Union Volume 9 - Pharmacovigilance, the parties will comply with such stricter requirement. The parties shall promptly inform each other in writing about such stricter requirements applicable in their respective territory, especially after the requirements have been changed.

1.8 Both parties have agreed upon the format of the suspected Adverse Drug Reaction report and an e-mail or fax transmission mode.

1.9 The safety reference Product Information used for determining the labeling of a reaction is the current version of the Summary of Product Characteristics approved in the respective Territory.



ARTICLE 2 - NON EXPEDITED REPORTING FOR ADVERSE DRUG REACTIONS

2.1 Individual safety reports which fulfil the criteria of Non-serious Adverse Drug Reactions shall be collected by each party.

2.2 Every [ * ], the individual cases shall be exchanged between both parties by sending each other a line-listing including all the adverse reactions received by each party, including the expedited cases already exchanged. Four quarterly reports covering the following periods: January to March, April to June, July to September and October to December will be addressed to each party.

2.3 The format and the content of this line-listing must include all the items which are part of The Rules Governing Medicinal Products in the European Union, Volume 9 - Pharmacovigilance

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


ARTICLE 3 - PERIODIC SAFETY UPDATE REPORTS (PSURS)

3.1 The Licensor is responsible for writing a Periodic Safety Update Report for Photonamic medicines containing the same active compound as the Product. The Licensee is responsible for submitting the PSUR to its Authorities after adding the recent Territory data according to the requirements of the applicable laws and regulations in such countries.

3.2 The current issuing schedule for the Periodic Safety Update Report is set at various frequencies. The PSUR will be issued at least every [ * ] upon renewal of the marketing authorization in the respective Territory, but will comply with all reporting requirements stated above.

3.3 The format and the content of the Periodic Safety Update Report must comply with The Rules Governing Medicinal Products in the European Union, Volume 9
     - Pharmacovigilance

3.4 The Licensee will send to the Licensor, the following information, to be included in the PSUR :

     -    Update on regulatory or manufacturer actions taken for safety reasons

     -    Change to Product Reference Safety Information

     - Studies (company-sponsored studies, planned safety studies, published safety studies)

     -    Results from local literary reviews

     -    Periodic Safety Reports on Levulan(R) (aminolevulinic acid)


3.5 The Licensor will review the international literature when preparing the PSUR.

3.6 If not already identified and exchanged before, any potential labeling change mentioned in the PSUR should be discussed by both parties before issuing the PSUR.



ARTICLE 4 - INFORMATION ON ANY REGULATORY ACTION RELATING TO THE SAFETY OF THE PRODUCT

Each party will notify the other party within [ * ] of the following actions related to safety in one of its territories, including but not limited to :

     -    any Marketing Authorization withdrawal
     -    any Regulatory / Safety restrictions on distribution of the product
     -    any intention to distribute a "Dear Doctor Letter"
     -    any clinical trial suspension
     -    any intended labeling change for the product
     - any request for a labeling change for the product by a regulatory authority
     -    any inquiry undertaken on the product by an agency

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     - any findings of adverse effects in animals, e.g. mutagenicity, teratogenicity, carcinogenicity which might induce a significant risk for human subjects.


ARTICLE 5 - INDEMNIFICATION

The parties shall make best efforts to obtain Pharmacovigilance and Regulatory Information as described above. The Licensor shall not bear any legal responsibility for accuracy or correctness of translation of any Pharmacovigilance and Regulatory Information received from the Licensee or for any delay or failure by the Licensee in reporting of Pharmacovigilance or Regulatory Information.



ARTICLE 6 - CONFIDENTIALITY

The parties shall keep confidential any and all Pharmacovigilance and Regulatory Information received from the other party.

Neither party shall disclose the same to any third party, except for Licensor's Licensees and affiliates and for Regulatory Authorities in fulfilling the terms of this agreement.



ARTICLE 7 - COST

Each party will bear any cost and expenses incurred in connection with its own performance in fulfilling the terms of the agreement expressed herein.



ARTICLE 8 - CODIFICATION AND TRANSMISSION METHOD

A standard dictionary should be used for codification of Adverse Drug Reactions. All Pharmacovigilance and Regulatory Information shall be in written form or in an agreed electronic format sent to the persons named and appointed by the Licensor and by the Licensee. The format used must be consistent with the ICH guidelines.



ARTICLE 9 - TERM

This agreement on exchange of Pharmacovigilance and Regulatory Information on the Product shall come into effect on the date of signature by both parties and shall continue in full force and effect until the date of expiration or termination of the Licensing and Development contract.

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


ARTICLE 10 - LITIGATION

In the event of litigation, the parties agree to refer to the jurisdiction paragraph of the license agreement regarding the Product.



ARTICLE 11 - MISCELLANEOUS

11.1 The English language shall be used for all notices, communications and exchange in writing hereunder.

11.2 The parties shall meet to agree to any necessary amendments and updates, in particular those due to changes of laws and regulations of any territory or in cases of additional Licensees or new territories. The Rules Governing Medicinal Products in the European Union, Volume 9 - Pharmacovigilance, are to be strictly followed.



ARTICLE 12 - CONTACT PERSONS



--------------------------------------------------------------------------------
MEDAC GMBH                                  DUSA PHARMACEUTICALS, INC.
Fehlandtstrasse 36
D-20354 Hamburg                             25 Upton Drive
Germany                                     Wilmington, Massachusetts 01887
                                            USA
Company performing the Pharmacovigilance
in charge of Photonamic:
medac Gesellschaft fuer klinische
Spezialpraeparate mbH
Fehlandtstrasse 3
D-20354 Hamburg
Germany
--------------------------------------------------------------------------------

EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

---------------------------------------------------------------------------------------------------------
PERSONS RESPONSIBLE FOR PHARMACOVIGILANCE:                      PERSON RESPONSIBLE FOR PHARMACOVIGILANCE:
[ * ]                                                           [ * ]
[ * ]                                                           DUSA Pharmaceuticals, Inc.
medac Gesellschaft fuer klinische Spezialpraeparate mbH         25 Upton Drive
Theaterstrasse 6                                                Wilmington, Massachusetts 01887
D-22880 Wedel                                                   e-mail: [ * ]
Germany                                                         Phone:    +978-657-7500
e-mail:    drugsafety@medac.de                                  Fax:      +978-657-9193
Phone:     +49 4103 8006 443
Fax:       +49 4103 8006 466
---------------------------------------------------------------------------------------------------------

                                                                  EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


The parties agree with this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first written above.



Place, date                                              Place, date







Signature                                                Signature





-------------------------------------------------------------------------------------------------

[ * ]


Person responsible for Pharmacovigilance                 Person responsible for Pharmacovigilance